Exhibit 10.3
VISTAPRINT N.V.
2005 NON-EMPLOYEE DIRECTORS’ SHARE OPTION PLAN, as amended
1. Purpose.
     The purpose of this 2005 Non-Employee Directors’ Share Option Plan (the “Plan”) of Vistaprint N.V. (the “Company”) is to compensate non-employee members of the Company’s Supervisory Board for their services and participation in the meetings of the Supervisory Board and any committees on which such director served in the prior year, to encourage ownership in the Company by non-employee directors of the Company, whose services are considered essential to the Company’s future progress, and to provide them with a further incentive to remain as members of the Supervisory Board of the Company.
2. Administration.
     The Company’s Management Board and/or Supervisory Board, as may be permitted by applicable law in any particular instance (the “Board”), shall supervise and administer the Plan. The Board has the authority to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it deems advisable. All questions concerning interpretation of the Plan or any share awards or options granted under it shall be resolved by the Board and such resolution shall be final and binding upon all persons having an interest in the Plan. The Board may, to the full extent permitted by or consistent with applicable laws or regulations, delegate any or all of its powers under the Plan to a committee appointed by the Board, and if a committee is so appointed, all references to the Board in the Plan mean and relate to such committee. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan that is made in good faith.
3. Participation in the Plan; Eligibility.
     Members of the Company’s Supervisory Board who are not employees of the Company or any subsidiary of the Company (“non-employee directors”) shall be eligible to receive options under the Plan.
4. Shares Subject to the Plan.
     (a) Subject to adjustment as provided in Section 8, the maximum number of the Company’s ordinary shares par value €0.01 per share (“Ordinary Shares”), that may be issued under the Plan shall be (x) an aggregate of 250,000 shares, consisting of (i) 160,000 Ordinary Shares reserved for issuance under the Company’s Amended and Restated 2000-2002 Share Incentive Plan immediately prior to the closing of the Company’s initial public offering and (ii) an additional 90,000 Ordinary Shares.
     (b) If any outstanding option under the Plan for any reason is terminated, canceled, surrendered or expires without having been exercised in full, the shares covered by the unexercised portion of such option shall again become available for issuance pursuant to the Plan.
     (c) Ordinary Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5. Share Options.
     All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”). Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:
     (a) Option Grant Dates. Options shall automatically be granted to the non-employee directors as follows:
     (i) each person who first becomes a non-employee director on or following the date that the Plan is approved by the shareholders of the Company shall be granted an option to purchase Ordinary Shares with a Fair Value (as defined in Section 5(c) below) of $150,000 up to a maximum of 50,000 Ordinary Shares, on the date of his or her initial appointment or election to the Supervisory Board; and
     (ii) each non-employee director shall be granted an option to purchase Ordinary Shares with a Fair Value of $50,000 up to a maximum of 12,500 Ordinary Shares, at each year’s annual general meeting at which he or she serves as a member of the Supervisory Board.
     Each date of grant of an option pursuant to this Section 5(a) is hereinafter referred to as an “Option Grant Date.”
     (b) Option Exercise Price. The option exercise price per share for each option granted under the Plan shall equal (i) the closing price on any national securities exchange on which the Ordinary Shares are listed, (ii) the closing price of the Ordinary Shares on the Nasdaq National Market or (iii) the average of the closing bid and asked prices in the over-the-counter market as published in The Wall Street Journal, whichever is applicable, on the Option Grant Date. If no sales of Ordinary Shares were made on the Option Grant Date, the price of the Ordinary Shares for purposes of clauses (i) and (ii) above shall be the reported price for the next preceding day on which sales were made.
     (c) Fair Value. The “Fair Value” of any option grant shall be the fair market value as determined by the Board using a generally accepted option pricing valuation methodology, such as the Black-Scholes model or a generally accepted binomial method, with such modifications as the Board may deem appropriate to reflect the fair market value of the options on the date of grant. The methodology employed shall be the same methodology used by the Company for US GAAP purposes in calculating and reporting the cost of equity instruments in accordance with SFAS No. 123R.
     (d) Transferability of Options. Except as the Board may otherwise determine or provide in an option granted under the Plan, any option granted under the Plan to an optionee shall not be transferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during the optionee’s lifetime only by the optionee or the optionee’s guardian or legal representative. References to an optionee, to the extent relevant in the context, include references to authorized transferees.

     (e) Vesting Period.
     (i) General. Each option granted under the Plan shall become exercisable (“vest”) as to 8.33% of the original number of Ordinary Shares each successive three-month period following the Option Grant Date until the third anniversary of the Option Grant Date, in each case provided that the optionee is serving as a member of the Company’s Supervisory Board on such vesting date.
     (ii) Acceleration Upon a Change In Control. Notwithstanding the foregoing, each outstanding option granted under the Plan shall immediately become exercisable in full upon the occurrence of a Change in Control (as defined in Section 9) with respect to the Company.
     (iii) Termination. Each option shall terminate, and may no longer be exercised, on the earlier of (i) the date ten years after the Option Grant Date of such option or (ii) the date 90 days after the optionee ceases to serve as a member of the Company’s Supervisory Board.
     (f) Exercise Procedure. An option may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash or by certified or bank check of the full consideration for the shares as to which they are exercised, (ii) delivery of outstanding Ordinary Shares (provided such Ordinary Shares, if acquired directly from the Company, were owned by the exercising non-employee director, and not subject to repurchase by the Company, for at least six months prior to such delivery) having a fair market value on the last business day preceding the date of exercise equal to the option exercise price, or (iii) an irrevocable undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.
     (g) Exercise by Representative Following Death of Director. An optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the optionee’s death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.
6. Withholding. Each non-employee director shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with options to such non-employee director no later than the date of the event creating the tax liability. Except as the Board may otherwise provide, so long as the Ordinary Shares are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), non-employee directors may satisfy such tax obligations in whole or in part by delivery of Ordinary Shares, including shares issued pursuant to the option creating the tax obligation, valued at their fair market value; provided, however, that the total tax withholding where Ordinary Shares is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for United States federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a non-employee director.

7. Limitation of Rights.
     (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option hereunder, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain the optionee as a member of the Supervisory Board for any period of time.
     (b) No Shareholders’ Rights for Options. An optionee has no rights as a shareholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a share certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 8) for which the record date is prior to the date such certificate is issued. Notwithstanding the foregoing, in the event the Company effects a split of the Ordinary Shares by means of a share dividend and the exercise price of and the number of shares subject to options are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an option between the record date and the distribution date for such share dividend shall be entitled to receive, on the distribution date, the share dividend with respect to the Ordinary Shares acquired upon such option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such share dividend.
     (c) Compliance with Securities Laws. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Ordinary Shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares pursuant to such option, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition has been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.
8. Adjustment Provisions for Mergers, Recapitalizations and Related Transactions.
     If, through or as a result of any merger, consolidation, reorganization, recapitalization, reclassification, share dividend, share split, reverse share split, or other similar transaction, (i) the outstanding Ordinary Shares are exchanged for a different number or kind of securities of the Company or of another entity, or (ii) additional shares or new or different shares or other securities of the Company or of another entity are distributed with respect to such Ordinary Shares, the Board shall make an appropriate and proportionate adjustment in (w) the maximum number and kind of shares reserved for issuance under the Plan, (x) the number and kind of shares or other securities subject to then outstanding options under the Plan, (y) the number and kind of shares or other securities issuable pursuant to options to be granted pursuant to Section 5(a) hereof, and (z) the price for each share subject to any then outstanding options under the Plan (without changing the aggregate purchase price for such options), to the end that each option shall be exercisable, for the same aggregate exercise price, for such securities as such optionholder would have held immediately following such event if he had exercised such option immediately prior to such event. No fractional shares will be issued under the Plan on account of any such adjustments.

9. Definition of “Change in Control.”
     “Change in Control” means an event or occurrence set forth in any one or more of subsections (a) through (d) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):
     (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital shares of the Company after the date of adoption of this Plan by the Board if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding Ordinary Shares of the Company (the “Outstanding Company Ordinary Shares”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for ordinary shares or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a transaction that complies with clauses (x) and (y) of subsection (b) of this Section 9; or
     (b) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding ordinary shares and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which includes, without limitation, a corporation that as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities, respectively, and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding ordinary shares of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or
10. Termination and Amendment of the Plan.
     The Board may suspend or terminate the Plan or amend it in any respect whatsoever.

11. Notice.
     Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Chief Executive Officer of the Company and shall become effective when it is received.
12. Governing Law.
     The Plan and all determinations made and actions taken pursuant hereto shall be governed by the internal laws of the Netherlands (without regard to any applicable conflicts of laws or principles).
13. Effective Date.
     The Plan became effective on the date it was adopted by the shareholders of Vistaprint Limited.
Adopted by the Company’s Supervisory Board,
Management Board and shareholders on
August 28, 2009.
Amended by the Company’s Supervisory Board
and Management Board on October 2, 2010.